                          ADMINISTRATION AGREEMENT



            Agreement dated as of             , 1996  by and between State
Street Bank and Trust Company, a Massachusetts trust company (the
"Administrator"), and The CountryBaskets(SM) Index Fund, Inc., a Maryland corporation (the "Fund").

            WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHEREAS, shares of the Fund's common stock will be listed on the New York Stock Exchange ("NYSE") or another national securities exchange; and

            WHEREAS, the Fund desires to retain the Administrator to furnish certain administrative services to the Fund and the Administrator is willing to furnish such services on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


 1.   APPOINTMENT OF ADMINISTRATOR

            The Fund hereby appoints the Administrator to act as administrator with respect to the Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

            The Fund will initially issue and sell shares of Common Stock, par value $.001 per share ("Shares"), of the initial series listed in Schedule A to this Agreement (each such series, together with each other series subsequently established by the Fund and made subject to this Agreement pursuant to this paragraph, being herein referred to as a "Series" and, collectively, the "Series"). In the event that the Fund is authorized to issue and issues Shares of one or more additional Series with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Series shall become subject to the provisions of this Agreement to the same extent as the existing Series, except to the extent that such provisions (including those relating to the fees and expenses payable by the Fund and its Series) may be modified with respect to each additional Series in writing by the Fund and the Administrator at the time of the addition of the Series.


 2.   DELIVERY OF DOCUMENTS

            The Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements thereto, if any:

            a.    The Fund's charter document and by-laws;

            b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Series and all amendments and supplements thereto as currently in effect;

            c. Certified copies of the resolutions of the Board of Directors of the Fund (the "Board") authorizing (1) this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) authorize disbursements, including payment of expenses;

            d. A copy of the investment management agreement between the Fund and its investment adviser (the "Adviser");

            e. A copy of the distribution agreement between the Fund and its distributor; and

            f. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

 3.   REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

            The Administrator represents and warrants to the Fund that:

            a. It is a Massachusetts trust company duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

            b. It has full power and authority to carry on its business in The Commonwealth of Massachusetts;

            c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement;

            e. It possesses all material governmental licenses, permits, consents, orders or approvals and other authorizations necessary to perform its duties and obligations under this Agreement; and

            f. Its entry into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

 4.   REPRESENTATIONS AND WARRANTIES OF THE FUND

            The Fund represents and warrants to the Administrator that:

            a. It is a corporation duly incorporated, existing and in good standing under the laws of the State of Maryland;

            b. It has full power and authority to enter into and perform this Agreement;

            c. All requisite corporate proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

            d. It is an investment company duly registered under the 1940 Act;

            e. A registration statement with respect to the Shares under the 1933 Act and the Fund under the 1940 Act has been filed and has become effective. The Fund also warrants to the Administrator that as of the date of commencement of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its Shares will have been made;

            f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

            g. Its entry into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

            h. As of the close of business on the date of this Agreement, the Fund is authorized to issue Shares in the amounts set forth in Schedule A to this Agreement.

 5.   ADMINISTRATIVE SERVICES

            The Administrator shall provide the following administrative services, subject to the general supervision and direction of the Fund, and to review and correction by the Fund's independent accountants and legal counsel, and in accordance with policies and procedures which may be established from time to time between the Fund and the Administrator:

            a. Oversee the determination and publication by the Fund's custodian (the "Custodian") of the net asset value of each Series in accordance with applicable regulations and the Fund's policy as adopted from time to time by the Board;

            b. Oversee the maintenance by the Custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

            c. Maintain those books and records of the Fund that are required under Rule 31a-1(b) of the 1940 Act and not otherwise maintained by the Custodian, distributor, transfer agent and dividend disbursing agent (the "Transfer Agent") or the Adviser, including without limitation the books and records required to be maintained under paragraphs (4) and (10) of such Rule, unless otherwise directed by the Fund;

            d. Prepare each Series' federal, state and local income tax returns for review by the Fund's treasurer and independent accountants prior to their filing by the Fund's treasurer;

            e. Review the calculation, submit for approval and arrange for payment of the Fund's expenses and ensure proper accounting treatment and allocation of the same to each Series, where applicable;

            f. Prepare each Series' expense projections, establish accruals and review the same on a periodic basis and submit the same for review by the Fund's treasurer;

            g. Prepare, for review and approval by officers of the Fund, financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required by law, regulation or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to record and, through The Depository Trust Company, beneficial owners of Shares;

            h. Prepare, for review and approval by an officer of the Fund, (i) the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR, (ii) the financial information required by Form N-1A, (iii) financial and other reports required by the NYSE (or any other national securities exchange, if applicable) and such other reports, forms or filings as may be required by federal or state regulatory authorities, in each case under this clause (iii) such reports, forms or filings to be derived from information reasonably accessible to the Administrator;

            i. Prepare such reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's Adviser, Custodian, Transfer Agent, distributor, legal counsel or independent accountants;

            j. Prepare recommendations as to each Series' income and capital gains available for distribution; calculate such distributions for each Series in accordance with applicable regulations and the distribution policies set forth in the Fund's registration statement, and assist Fund management in making final determination of distribution amounts;

            k. Monitor each Series' share capital activity and notify the Fund when a specified percentage, established by the Adviser, of the authorized number of Shares of each Series has been issued;

            l. Make such reports and recommendations to the Fund's officers and/or the Board concerning the performance of the independent accountants and such other service providers as the Board may reasonably request;

            m. Make such reports and recommendations to the Fund's officers and/or the Board concerning the performance and fees of the Fund's Custodian, Transfer Agent and distributor and the fees of the Fund's Adviser and Administrator as the Board may reasonably request;

            n. Oversee and review calculations of fees paid to the Fund's Adviser, Administrator, Custodian, Transfer Agent and distributor and pursuant to Rule 12b-1 plan(s) of the Fund and its Series;

            o. Consult with the Fund's officers, independent accountants and legal counsel in establishing and implementing the accounting policies and procedures of the Fund;

            p. Review implementation of any dividend reinvestment programs authorized by the Board;

            q. Oversee the proper treatment/recording of all transactions including, but not limited to, portfolio transactions, capital stock transactions and income and expense items, and reconciliation of such records with Fund accounting records; monitor such records against list of approved brokers, compile all transactions effected by the Adviser and provide the Fund with related reports derived from information reasonably accessible to the Administrator, as requested by the Fund;

            r. Monitor corporate actions on portfolio securities, the receipt of other income, and cash and other disbursements;

            s. Monitor each Series' collection of refunds or rebates of withholdings or other foreign taxes paid;

            t. Prepare, and after review by the Fund's treasurer, provide IRS Forms 1099 or 1042 to all persons (other than shareholders) to whom the Fund is required to deliver such forms;

            u. Obtain Employer Identification Numbers and CUSIP numbers for each Series;

            v. Respond to or refer to the Fund's officers, distributor or Transfer Agent shareholder inquiries relating to the Fund;

            w. Provide periodic testing of portfolios and portfolio transactions to assist the Fund's Adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act, including Rule 17e-1 thereunder, and Fund prospectus restrictions, and other testing at intervals reasonably acceptable to the Administrator with respect to information reasonably accessible to the Administrator and requested by the Fund;

            x. Review and provide assistance on shareholder communications at the request of the Fund or the Fund's distributor;

            y. Maintain and monitor general Fund calendar for reporting, filing and compliance purposes;

            z. Maintain copies of the Fund's charter document and by-laws;

            aa. File annual and semi-annual shareholder reports with the appropriate regulatory or self-regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Fund Performance" or any equivalent text (which shall also be subject to review by the Fund's independent accountants and legal counsel);

            bb. Provide consultation on regulatory matters relating to portfolio management, Fund operations and any potential changes in each Series' investment policies, operations or structure; act as liaison to outside legal counsel to the Fund and, where applicable, to legal counsel to the Fund's Board members who are not "interested persons" (as defined in the 1940 Act) of the Fund;

            cc. Develop or assist in developing guidelines and procedures to improve overall accounting control and compliance by the Fund and its various agents;

            dd. Counsel and assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters;

            ee. Make presentations at Board meetings where appropriate and follow up on matters raised at Board meetings;

            ff. Provide assistance to the Fund's officers or the Adviser in connection with notices, communications and press releases for the NYSE pursuant to the Fund's listing agreement with respect to the Shares; and

            gg.   Subject to review by the Fund's legal counsel,

                  1.    prepare Rule 24f-2 Notices; and
                  2. maintain any state registrations or exemptions from registration of the Fund's securities as detailed in Schedule C to this Agreement.

            The Administrator will also provide the office facilities and the personnel required by it to perform the services contemplated herein.

 6.   FEES; EXPENSES; EXPENSE REIMBURSEMENT

            The Administrator shall receive from the Fund with respect to each Series such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in Schedule B to this Agreement. The fees are to be billed monthly and shall be due and payable promptly upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for reasonable out-of-pocket costs incurred in connection with its services under this Agreement.

             The Fund agrees to reimburse the Administrator promptly for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund's behalf at the Fund's request or as consented to by the Fund in advance in writing.

            The Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne directly or indirectly by the Fund with respect to each Series include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal fees, fees of independent accountants and proxy filing fees and the costs of preparation (other than the preparation specified in Section 5, subject to Schedule B), printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer or director\trustee of the Fund (to the extent that any are paid); costs incidental to the preparation (other than the preparation specified in Section 5, subject to Schedule B), printing and distribution of the Fund's shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation (other than the preparation specified in Section 5, subject to Schedule B), and filing of the Fund's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance and the cost of independent pricing services used in computing the net asset value of the Fund's Series, as set forth in the Custodian Contract between the Fund and the Administrator.

      The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions; and further provided that the Administrator shall not make a material delegation of its duties, except in accordance with Section 14 of this Agreement.

 7.   INSTRUCTIONS AND ADVICE

            At any time the Administrator may apply to any officer of the Fund for instructions and may consult with outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund or its own legal counsel, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice.

 8.   LIMITATION OF LIABILITY AND INDEMNIFICATION

            The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder except for any loss or damage resulting from acts or omissions of the Administrator, its officers, agents or employees involving bad faith, negligence, willful misconduct or reckless disregard of its or their obligations and duties under this Agreement. The Administrator shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder. In any event, the Administrator's liability under this Agreement shall be limited to the greater of (i) its total annual compensation earned and fees paid hereunder during the preceding twelve months multiplied by two or (ii) One Million Seven Hundred and Ten Thousand Dollars ($1,710,000) for any liability or loss suffered by the Fund, including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

            The Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own bad faith, negligence, willful misconduct or reckless disregard of its or their obligations and duties under this Agreement.

            The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain counsel, the Administrator or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Fund shall have specifically authorized the retaining of such counsel or (ii) the Administrator shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest. Neither the Administrator nor any of its affiliated persons shall in any case confess any claim or make any compromise or settlement in any case in which the Fund may be required to indemnify any such persons except with the Fund's prior written consent.

            The indemnification contained herein shall survive the termination of this Agreement.

9.    CONFIDENTIALITY

            The Administrator agrees that, except as otherwise required by law, it will keep confidential all books, records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

            The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

            In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.   SERVICES NOT EXCLUSIVE

            The services of the Administrator to the Fund are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12.   TERM, TERMINATION AND AMENDMENT

            This Agreement shall become effective on the date first written above. The Agreement shall continue in effect unless and until terminated in writing by either party on sixty (60) days' prior written notice. Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement with respect to any other Series. Upon termination of this Agreement, the Fund shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.   NOTICES

            Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Fund: The CountryBaskets Index Fund, Inc., c/o Deutsche Morgan Grenfell/C.J. Lawrence Inc., 31 West 52nd Street, New York, New York, 10019, Attn: Robert Lynch, fax: (212) 468-5491; if to the
Administrator: State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171, Attn: David M. Elwood, Vice President and Senior Counsel, fax: (617) 985-2497.

14.   NON-ASSIGNABILITY

            This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.   SUCCESSORS

            This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

16.   ENTIRE AGREEMENT

            This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.   WAIVER

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.   FORCE MAJEURE

            The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus which the Administrator could not have prevented by using commercially reasonable methods, natural disaster, governmental action or communication disruption.

19.   SEVERABILITY

            If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.   GOVERNING LAW

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                  THE COUNTRYBASKETS(SM) INDEX FUND, INC.


                  By:

                  Name:

                  Title:

                  STATE STREET BANK AND TRUST COMPANY

                  By:

                  Name:

                  Title:

ADMINISTRATION AGREEMENT
The CountryBaskets(SM) Index Fund, Inc.


                              SCHEDULE A
                  LISTING OF SERIES AND AUTHORIZED SHARES



            Series                  Authorized Shares as of       , 1996

            Australia Index Series               200,000,000

            France Index Series                  200,000,000

            Germany Index Series                 200,000,000

            Hong Kong Index Series               200,000,000

            Italy Index Series                   200,000,000

            Japan Index Series                   200,000,000

            South Africa Index Series            200,000,000

            UK Index Series                      200,000,000

            US Index Series                      200,000,000

ADMINISTRATION AGREEMENT
The CountryBaskets(SM) Index Fund, Inc.


                                 SCHEDULE B
                             FEES AND EXPENSES

ADMINISTRATION AGREEMENT
The CountryBaskets(SM) Index Fund, Inc.


                                SCHEDULE C
                        REGISTRATION OF FUND SHARES
                    WITH STATE SECURITIES ADMINISTRATORS


The Administrator will prepare and file required documentation to maintain the registration or exemption from registration of Shares of each Series in accordance with the securities laws of each jurisdiction in which such Shares are to be offered or sold as determined by the Fund. The registration services shall consist of the following:

      1. Filing amendments to the Fund's Application to Register Securities, if applicable;

      2. Filing amendments to the Fund's registration statement under applicable state securities laws where required;

      3. Filing Fund sales reports and advertising literature where required;

      4. Payment at the expense of the Fund of any Fund state registration and filing fees in connection with the maintenance of registration or exemption of the Shares;

      5. Filing the Prospectus and statements of additional information, any supplements thereto or any amendments to the registration statement on Form N-1A, where required to maintain the registration or exemption of the Shares;

      6. Filing required documentation to renew registration of Fund as issuer or issuer/dealer;

      7. Filing of annual, semi-annual and quarterly reports, supplements or amendments thereto and proxy statements where required; and

      8. The performance of such additional services as the Administrator and the Fund may agree upon in writing.

Unless otherwise specified in writing by the Administrator, registration services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Fund or its legal counsel. In connection with the services described herein, the Fund shall issue in favor of the Administrator a power of attorney to register Shares on behalf of the Fund, which power of attorney shall be substantially in the form of
Exhibit I attached hereto.

ADMINISTRATION AGREEMENT
The CountryBaskets(SM) Index Fund, Inc.

                                 EXHIBIT I

                         LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of                   , 1996 that The
CountryBaskets(SM) Index Fund, Inc. (the "Fund") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF SHARES. The power to register shares of each authorized series of the Fund in each jurisdiction in which Shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all applications, including without limitation, applications to register shares, to register agents, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Shares, provided that this Limited Power of Attorney shall not include the power to execute, deliver or file any application, consent or other document to maintain an office of the Fund in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its registration statement filed with the Securities and Exchange Commission, to qualify the Fund as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of Shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Fund in connection with the registration of Shares of any Series with state securities administrators.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of termination of such authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer or director of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

The CountryBaskets(SM) Index Fund, Inc.

By:

Name:

Title: